Exhibit 1.1

25,000,000 Units

LANDCADIA HOLDINGS, INC.

UNDERWRITING AGREEMENT

May 25, 2016

JEFFERIES LLC

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several Underwriters

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

c/o DEUTSCHE BANK SECURITIES INC.

60 Wall Street, 4th Floor

New York, New York 10005

Ladies and Gentlemen:

Introductory. Landcadia Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 25,000,000 units of the Company (the “Units”). The 25,000,000 Units to be sold by the Company are called the “Firm Securities.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional 3,750,000 Units as provided in Section 2. The additional 3,750,000 Units to be sold by the Company pursuant to such option are collectively called the “Optional Securities.” The Firm Securities and, if and to the extent such option is exercised, the Optional Securities are collectively called the “Offered Securities.” Jefferies LLC (“Jefferies”) and Deutsche Bank Securities Inc. (“Deutsche Bank”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering of the Offered Securities for sale to the public as contemplated in the Prospectus (as defined below) (the “Offering ”). To the extent there are no additional underwriters listed on Schedule A, the term “Representatives” as used herein shall mean you, as Underwriters, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and one warrant, where each warrant entitles the holder to purchase one-half of one share of Class A Common Stock (the “Warrant(s)”). The shares of Class A Common Stock and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering, (b) the filing of such audited balance sheet with the Securities and Exchange Commission (the “Commission”) on a Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one-half of one share of Class A Common Stock for $5.75 per half share ($11.50 per whole share) during the period commencing on the later of 30 days after the completion of an initial Business Combination (as defined below) or 12 months from the date of the closing of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combinationor earlier upon redemption; provided, however, that pursuant to the Warrant Agreement (as defined below), a warrant may not be exercised for a fractional share, so that only an even number of warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has prepared and filed with the Commission a registration statement on Form S-1, File No. 333-210980 which contains a form of prospectus to be used in connection with the Offering and sale of the Offered Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Offered Securities is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus, in the form first used by the Underwriters to confirm sales of the Offered Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act, is called the “IPO Prospectus.” “Market Making Prospectus” means the final prospectus relating to offers and sales of Units, and if applicable, the shares of Class A Common Stock and Warrants underlying the units, by Jefferies in connection with market making transactions as filed with the Commission pursuant to Rule 424(b) of the Securities Act. “Prospectus” means collectively, the IPO Prospectus and the Market Making Prospectus. The preliminary prospectus dated May 20, 2016 describing the Offered Securities and the Offering thereof is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered Securities and the Offering thereof and is used prior to the filing of the IPO Prospectus is called a “preliminary prospectus.” As used herein, “Applicable Time” is 5:00 p.m. (New York City time) on May 25, 2016. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the Time of Delivery Information, if any, set forth on Schedule B hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the Offering contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the Offering; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the Offering; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

All references in this Agreement to the Registration Statement, any preliminary prospectus (including the Preliminary Prospectus), or the Prospectus, or any amendments or supplements to any of theforegoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

On November 19, 2008, Leucadia National Corporation, a New York corporation (the “Leucadia Sponsor”) entered into a Preorganization Subscription Agreement (the “Initial Purchase Agreement”), pursuant to which it purchased an aggregate of 1,000 shares of the Company’s common stock (100% of the issued and outstanding shares) for $1,000. On September 15, 2015, the Company amended its certificate of incorporation in order to reclassify its existing shares of common stock for an equal number of Class F common stock, par value $0.0001 per share (“Initial Founder Shares”) and conducted a stock split of its Class F common stock whereby every stockholder of record was issued 7,187.5 shares for each one share of Class F common stock held, increasing the Leucadia Sponsor’s ownership to 7,187,500 shares of Class F common stock.

On September 16, 2015, pursuant to a Securities Subscription Agreement (together with the Initial Purchase Agreement, the “Founders’ Purchase Agreements”), the Company sold 7,187,500 shares of Class F common stock (50% of the issued and outstanding shares) (together with the Initial Founder Shares, the “Founder Shares”) to Fertitta Entertainment, Inc., a Texas corporation (the “FEI Sponsor”) for $10,000. The Founder Shares are substantially similar to the Class A Common Stock included in the Units except as described in the Prospectus.

On October 1, 2015, the Company conducted a 5:1 reverse stock split for the Founder Shares in order to maintain the collective ownership of the Leucadia Sponsor and the FEI Sponsor (collectively, the “Sponsors”) at 20% of the Company’s issued and outstanding common stock upon the consummation of the Offering. Following these transactions, each of the Sponsors owned 50% of the 2,875,000 issued and outstanding Founder Shares.

On October 2, 2015, the Company conducted a pro-rata rights offering entitling the Sponsors to subscribe to purchase up to each holder’s pro-rata share of 31,600,000 private placement warrants, each entitling such holder to purchase one-half of one share of Class A Common Stock for $0.50 per private placement warrant (the “Sponsor Warrants”). On October 2, 2015, the Sponsors subscribed to purchase an aggregate of 16,000,000 Sponsor Warrants and Company entered into a Warrant Subscription Agreement with each of the Sponsors (the “Warrant Subscription Agreements”) in substantially the form filed as Exhibits 10.5 and 10.6 to the Registration Statement, respectively. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Sponsor Warrants have the same terms as the Warrants included in the Units.

On April 26, 2016, the Company completed a 1:3 stock split of the Founder Shares, resulting in the Sponsors holding an aggregate of 8,625,000 Founder Shares.

On May 25, 2016, each of the FEI Sponsor and Leucadia Sponsor returned to the Company, at no cost, 718,750 Founder Shares, which the Company cancelled.

The Company has entered into an Investment Management Trust Agreement, effective as of May 25, 2016, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Sponsor Warrants and certain proceeds of the Offering and sale of the Offered Securities will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Optional Securities, if and when issued.

The Company has entered into a Warrant Agreement, effective as of May 25, 2016, with respect to the Warrants and the Sponsor Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and Sponsor Warrants.

The Company has entered into a Registration Rights Agreement, dated as of May 25, 2016, with the Sponsors, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares and the Sponsor Warrants and the shares of Class A Common Stock underlying the Sponsor Warrants.

The Company has caused to be duly executed and delivered a letter agreement, dated May 25, 2016, by and among the Sponsors and each of the Company’s officers, directors and director nominees each in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letters”).

The Company has entered into an Administrative Services Agreement, dated as of May 25, 2016, with the FEI Sponsor, in substantially the form filed as Exhibit 10.9 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to the FEI Sponsor an aggregate monthly fee of $10,000 for certain office space, utilities, secretarial support and administrative services.

The Company hereby confirms its engagement of Deutsche Bank, and Deutsche Bank hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter,” within the meaning of Section (f)(12) of Rule 5121 of FINRA with respect to the Offering and sale of the Offered Securities. Deutsche Bank, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” Deutsche Bank will not receive any additional fees for serving as the qualified independent underwriter in connection with the Offering.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company.

The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b) Disclosure. Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The IPO Prospectus, as of its date, did not, and at the First Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Market Making Prospectus, as of its date, did not, and during the Market Making Period (as defined below), will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 8(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

(c) Free Writing Prospectuses; Road Show. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Securities and (iii) the expiration of 25 days after the date of the IPO Prospectus, the Company has not distributed and will not distribute any offering material in connection with the Offering and sale of the Offered Securities other than the Registration Statement, the Time of Sale Prospectus, the Prospectus and any Permitted Section 5(d) Communications.

(e) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(f) Filing of a Form 8-A. The Company has filed with the Commission a Form 8-A (file number 001-37788) providing for the registration under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) of the securities of the Company, which registration is currently effective on the date hereof.

(g) Stock Exchange Listing. The Offered Securities, shares of Class A Common Stock and Warrants have been approved for listing on The NASDAQ Global Market (the “NASDAQ”), subject only to official notice of issuance.

(h) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Offered Securities pursuant to the Registration Statement.

(i) Authorization of the Sponsor Warrants. The Sponsor Warrants, when delivered upon the consummation of the Offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(j) Authorization of the Founder Shares. The Founder Shares are duly authorized, validly issued, fully paid and non-assessable.

(k) Authorization of the Offered Securities. The Offered Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Offered Securities is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Securities.

(l) Authorization of the Class A Common Stock. The Class A Common Stock included in the Units has been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(m) Authorization of the Warrants. The Warrants included in the Units, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Offered Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(n) Authorization of the Class A Common Stock Issuable Upon Exercise of the Warrants. The shares of Class A Common Stock issuable upon exercise of the Warrants included in the Units and the Sponsor Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when executed by the Company and countersigned, and issued and delivered against payment therefor pursuant to the Warrants and the Sponsor Warrants, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Class A Common Stock are not and will not be subject to personal liability by reason of being such holders; such Class A Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Class A Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(o) The Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p) The Warrant Agreement. The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(q) The Founders’ Purchase Agreements. Each Founders’ Purchase Agreement has been duly authorized, executed and delivered by the Company and the applicable Sponsor, and is a valid and binding agreement of the Company and each Sponsor, enforceable against the Company and each Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(r) The Warrant Subscription Agreements. Each Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and each Sponsor, and is the valid and binding agreement of the Company and each Sponsor, enforceable against the Company and each Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(t) The Insider Letters. Each of the Insider Letters executed by the Company, the Sponsors and each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company, the Sponsors and, to the knowledge of the Company, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company, the Sponsors and, to the knowledge of the Company, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsors and, to the knowledge of the Company, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) The Administrative Services Agreement. The Administrative Services Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the FEI Sponsor, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change, or any development that could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business of the Company (any such change being referred to herein as a “Material Adverse Change”);

(w) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(x) Independent Accountants. Marcum LLP (“Marcum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(y) Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The financial data set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary—Summary Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus in accordance with Regulation S-X that have not been included as so required.

(z) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company maintains effective “disclosure controls and procedures” as defined under Rule 13a-15(e) under the Exchange Act, to the extent required by such rule.

(aa) Compliance with the Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply.

(bb) Compliance with the NASDAQ Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effective date of the Prospectus, the Company will be in compliance with, Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the effective date of the Prospectus, the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(cc) No Fees Related to this Agreement or the Offering of Offered Securities. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

(dd) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, the Registration Rights Agreement, the Insider Letters and the Administrative Services Agreement and to carry out the transactions contemplated hereby and thereby. The Company is duly qualified as a foreign corporation to transact business and is in good standing in Texas and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(ee) Interests in Other Entities. The Company does not own or control, directly or indirectly, an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(ff) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Prospectus and the IPO Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement). The share capital of the Company conforms in all material respects to the description thereof in the Time of Sale Prospectus, the Registration Statement and the Prospectus. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and, to the Company’s knowledge, state securities laws. None of the outstanding securities was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(gg) Sale of Securities of the Company. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(hh) “Penny Stock” Securities. Upon delivery and payment for the Units on the First Closing Date and any Option Closing Dates, the Company will not be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(ii) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company is a party or by which it may be bound, or to which any of the Company’s properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as could not be expected, individually or in the aggregate, to have a material adverse effect on the financial condition, earnings, business, properties, operations, assets, liabilities or prospects of the Company (a “Material Adverse Effect”). The Company’s execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement, consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Offered Securities (including the use of proceeds from the sale of the Offered Securities as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(jj) Compliance with Laws. The Company has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance could not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(kk) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Sponsors, which could be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, the Registration Rights Agreement, the Insider Letters or the Administrative Services Agreement or the performance by the Company of its obligations hereunder.

(ll) All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct its business as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”). The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(mm) Title to Properties. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(nn) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has properly requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it except as may be being contested in good faith and by appropriate proceedings and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect.

(oo) ERISA Compliances. The Company has not established or maintained any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and thus is not subject to ERISA.

(pp) Company Not an “Investment Company.” The Company is not, and will not be, either after receipt of payment for the Offered Securities or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the IPO Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(qq) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Offered Securities or otherwise, which would directly or indirectly violate Regulation M under the Exchange Act (“Regulation M”).

(ss) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.

(tt) FINRA Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its counsel, its officers, directors, nominee directors, Sponsors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the Offering is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct.

(uu) Statistical and Market-Related Data. All statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate.

(vv) No Unlawful Contributions or Other Payments. Neither the Company nor, to the Company’s knowledge, any Sponsor, employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(ww) Foreign Corrupt Practices Act. None of the Company, the Sponsors nor, to the Company’s knowledge, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company has, in the course of its, his or her actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and, to the knowledge of the Company, the Company’s affiliates have conducted the business of the Company and their respective businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xx) Money Laundering Laws. The operations of the Company and the Sponsors are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(yy) OFAC. None of the Company, the Sponsors or, to the knowledge of the Company, any director, director nominee, officer, agent, employee or affiliate is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(zz) Brokers. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(aaa) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(bbb) Communications with Potential Acquisition Targets. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Closing Date, neither the Company nor anyone on its behalf will have: (a) identified any acquisition target; (b) contacted any prospective target business (as described in the Prospectus) or had any substantive discussions, formal or otherwise, with respect a possible initial Business Combination, or (c) undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(ccc) Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus and the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Offered Securities.

Any certificate signed by any officer of the Company and delivered to either Representative or to counsel for the Underwriters in connection with the Offering, or the purchase and sale, of the Offered Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Offered Securities.

(a) The Firm Securities. Upon the terms herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of 25,000,000 Units. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth opposite their names on Schedule A. The purchase price per Unit to be paid by the several Underwriters to the Company shall be $9.80 per share (the “Purchase Price”).

(b) The First Closing Date. Delivery of the Firm Securities to be purchased by the Underwriters and payment therefor shall be made at 9:00 a.m. New York City time, on June 1, 2016, or such other time and date not later than 1:30 p.m. New York City time on June 15, 2016 as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representatives to recirculate to the public copies of an amended or supplemented IPO Prospectus or a delay as contemplated by the provisions of Section 10. Delivery of the Firm Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(c) The Optional Securities; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 3,750,000 Units from the Company at the purchase price per share to be paid by the Underwriters for the Firm Securities. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representatives to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Securities as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Securities and such Optional Securities). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representatives and shall not be earlier than three or later than five full business days after delivery of such notice of exercise. If any Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Securities to be purchased as the number of Firm Securities set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Securities. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Offered Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the IPO Prospectus, their respective portions of the Offered Securities as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Delivery and Payment for the Offered Securities. (i) In addition to the discount from the public offering price represented by the Purchase Price set forth in the last sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Firm Securities and Optional Securities) purchased hereunder (the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Class A Common Stock included in the Offered Securities sold pursuant to this Agreement (the “Public Stockholders”), (x) the Underwriters will forfeit any rights or claims to the Deferred Discount and (y) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

(i) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section of the purchase price for, the Firm Securities and any Optional Securities the Underwriters have agreed to purchase. Each of Jefferies and Deutsche Bank, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Offered Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(ii) Payment for the Firm Securities shall be made as follows: The net proceeds for the Firm Securities (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Sponsor Warrants in order for the Trust Account to equal the product of the number of units sold and the public offering price per Unit as set forth on the cover of the IPO Prospectus upon delivery to the Representatives of the Firm Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Firm Securities, in each case for the account of the Underwriters. The Firm Securities shall be registered in such name ornames and in such authorized denominations as the Representatives may request in writing at least two business days prior to the First Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Firm Securities for delivery, at least one business day prior to the First Closing Date at a location in New York City as the Representatives may designate. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Representatives for all the Firm Securities.

(iii) Payment for the Optional Securities shall be made as follows: $9.80 per Optional Security (including any Deferred Discount attributable to the Optional Securities) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representatives of the Optional Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Optional Securities for the account of the Underwriters. The Optional Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two business days prior to the Option Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Optional Securities for delivery, at least one business day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Optional Securities except upon tender of payment by the Representatives for all the Optional Securities. At least one business day prior to the Optional Securities settlement date, the Company shall deposit the proceeds from the sale of the applicable Sponsor Warrants into the Trust Account.

Section 3. Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a) Delivery of Registration Statement, Time of Sale Prospectus and Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Securities, as many copies of the Time of Sale Prospectus, the IPO Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The Company shall furnish to Jefferies (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), promptly following the filing of the Market Making Prospectus, as many copies of the Market Making Prospectus as Jefferies may reasonably request during the Market Making Period (as defined below).

(b) Maintaining the Market Making Prospectus Current. The Company shall (subject to Section 3(c), Section 3(f) and Section 3(h) hereof) prepare and file with the Commission such amendments and supplements to the Market Making Prospectus as may be necessary to keep the Marketing Making Prospectus current and free of material misstatements or omissions during the period beginning on the date hereof and expiring on the close of trading on the later of (i) 30 days from the date hereof and (ii) the date on which the Company notifies Jefferies in writing that it no longer intends to keep current the Market Making Prospectus (the “Market Making Period”).

(c) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and during the Market Making Period, the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent. Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the IPO Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent. Prior to amending or supplementing any Market Making Prospectus, the Company shall furnish to Jefferies for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without Jefferies’ prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) Free Writing Prospectuses. The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

(e) Amendments and Supplements to Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Securities at a time when the IPO Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(c) and Section 3(f) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Units from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If, at any time, the Commission shall enter any such stop order suspending the effectiveness of the Registration Statement in connection with the Offering or the sales of the Units and, if applicable, the shares of Class A Common Stock and Warrants underlying the Units pursuant to market making activities by Jefferies, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply in all material respects with all applicable provisions of Rule 424(b), Rule 433 and Rule 430A under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g) Amendments and Supplements to the IPO Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the IPO Prospectus, so that the IPO Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the IPO Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the IPO Prospectus to comply with applicable law, the Company agrees (subject to Section 3(c) and Section 3(f)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the IPO Prospectus so that the statements in the IPO Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the IPO Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the IPO Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(c) and Section 3(f).

(h) Amendments and Supplements to the Market Making Prospectus. During the Market Making Period, if any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Market Making Prospectus, so that the Market Making Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Market Making Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Market Making Prospectus to comply with applicable law, the Company agrees (subject to Section 3(c) and Section 3(f)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to Jefferies upon request, amendments or supplements to the Market Making Prospectus so that the statements in the Market Making Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Market Making Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading or so that the Market Making Prospectus, as amended or supplemented, will comply with applicable law. Neither Jefferies' consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(c) and Section 3(f). The Company consents to the use of the Market Making Prospectus or any amendment or supplement thereto by Jefferies.

(i) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Securities and the Sponsor Warrants sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the IPO Prospectus.

(k) Transfer and Warrant Agent. For a period commencing on the effective date of the Prospectus and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Class A Common Stock held by the Public Stockholders pursuant to the terms of the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”), if the Company fails to consummate a Business Combination (the “Liquidation”) occurs or the Class A Common Stock and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(l) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least 12 months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the (i) distribution of the Offered Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) market making transactions of the Units and, if applicable, shares of Class A Common Stock and Warrants underlying the Units, as contemplated by this Agreement, the Registration Statement and the Prospectus. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) or during the Market Making Period, file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Securities as may be required under Rule 463 under the Securities Act.

(n) Continued Registration of the Securities of the Company. For a period commencing on the effective date of the Prospectus and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units, Class A Common Stock and Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of a Business Combination. The Company will not deregister the Units, Class A Common Stock or Warrants under the Exchange Act (except in connection with a going private transaction after the completion of a Business Combination) without the prior written consent of the Representatives.

(o) Listing. The Company will use commercially reasonable efforts to list, subject to notice of issuance, the Units, Class A Common Stock and Warrants on the NASDAQ.

(p) Reservation of Unissued Securities of the Company. The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants and Sponsor Warrants outstanding from time to time.

(q) Agreement Not to Issue Additional Shares of Class A Common Stock or Warrants. CXPrior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any shares of Class A Common Stock, Warrants or any options or other securities convertible into shares of Class A Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Class A Common Stock on a Business Combination.

(r) Agreement Not to Offer or Sell Additional Securities of the Company. During the period commencing on and including the date hereof and continuing through and including the 180th day following the date of the IPO Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, shares of Class A Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Sponsor Warrants, (2) issue and sell the Optional Securities on exercise of the option provided for in Section 2 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares and the Sponsor Warrants or the Warrants and shares of Class A Common Stock issuable upon exercise of the Warrants and, (4) issue securities in connection with a Business Combination, or (y) release the Sponsors or any officer, director or director nominee from the 180-day lock-up contained in the Insider Letters.

(s) Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(t) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of the Offered Securities or otherwise in violation of Regulation M, and the Company will comply with all applicable provisions of Regulation M.

(u) Company to File a Current Report on Form 8-K. The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the First Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the sale of the Offered Securities as set forth in the IPO Prospectus on the First Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the First Closing Date, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2 hereof, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8- K with the Commission, which report shall disclose the Company’s sale of the Optional Securities and its receipt of the proceeds therefrom.

(v) Company to Procure Review of Unaudited Quarterly Financial Statements. For a period commencing on the effective date of the Prospectus and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Class A Common Stock and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(w) Future Reports to the Representatives. For a period commencing on the effective date of the Prospectus and ending at least five years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will furnish to the Representatives, c/o Jefferies, at 520 Madison Avenue, New York, New York 10022, Attention: Global Head of Syndicate and c/o Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor New York, New York 10005, Attention: Equity Capital Markets – Syndicate Desk: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission or any securities exchange; (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock and (iv) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided, however, that the requirements of this Section 3(v) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(x) Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(y) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Securities is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), (ii) the expiration of the Market Making Period and (iii) the expiration of the Lock-Up Period (as defined herein).

(z) Announcement of Release or Waiver of the Transfer Restrictions. If the Representatives, in their sole discretion, agree to release or waive the transfer restrictions set forth in any Insider Letter for an officer, director or director nominee of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(aa) No Business Combination with Affiliates. The Company will not consummate a Business Combination with any entity that is affiliated with the Sponsors or any of the Company’s officers or directors unless it obtains an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such Business Combination is fair to the Company from a financial point of view. Other than as set forth in this subsection, the Company shall not pay the Sponsors or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; (iii) may receive customary financial advisory fees in connection with a Business Combination; and (iv) may be paid $10,000 per month for office space, utilities, secretarial support and administrative services pursuant to the Administrative Services Agreement between the Company and the FEI Sponsor.

(bb) Consummation of the Initial Business Combination. The Company may consummate the initial Business Combination and conduct redemptions of shares of Class A Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Class A Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Sponsor Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of shares of Class A Common Stock sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsors have agreed to vote all of their Founder Shares and any other shares of Class A Common Stock purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Class A Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Sponsor Warrants and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of any taxes payable), divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding shares of Class A Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination by 24 months from the closing of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per- share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Class A Common Stock included in the Offered Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Company will not propose any amendment to its Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within 24 months from the closing of the Offering, as described in Section 9.2(d) of the Company’s Certificate of Incorporation unless the Company offers the right to redeem in connection with such amendment.

(cc) Announcement of the Consummation of the Initial Business Combination. In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(dd) Payment of Deferred Discount. Upon the consummation of the initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account, and the Company will instruct CST to transfer the Deferred Discount to the Representatives concurrent with any transfer of the funds held in the Trust Account to the Company or any other person. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within 24 months from the closing of the Offering, the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ee) Payment Pursuant to the Administrative Services Agreement. In no event will the amounts payable by the Company for office space and secretarial and administrative services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation.

(ff) Repurchase of Founder Shares. Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsors in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of shares of Class A Common Stock purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not repurchase any of the Founder Shares pursuant to this subsection.

(gg) Review of All Payments to the Sponsors. The Company’s audit committee will review on a quarterly basis all payments made to the Sponsors, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(hh) Compliance with the “Penny Stock” Laws. The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ii) Maintenance of Disclosure Controls, Procedures and Internal Accounting Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) Compliance with the Sarbanes-Oxley Act. As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the rules of NASDAQ.

(kk) Compliance with the Organizational Documents. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or its bylaws (the “Bylaws”), as amended.

(ll) Waiver of Interests to the Funds. The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders. The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and President.

(mm) Maintenance of Funds in the Trust Account. During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $50,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(nn) Notification and Disclosure of Arrangements Relating to a Business Combination. For a period of 90 days following the effective date of the Prospectus, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(oo) FINRA Conflict of Interest. The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a member of FINRA participating in the distribution of the Offered Securities.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Securities (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Offered Securities, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in an amount notto exceed $25,000 in connection with, the required review by FINRA (viii) the costs and expenses of the Company (and not the Representatives) relating to investor presentations on any Road Show, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the Offering, including, without limitation, expenses associated with the preparation or dissemination of any electronic Road Show, expenses associated with the production of Road Show slides and graphics, fees and expenses of any consultants engaged in connection with the Road Show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company (and not the Representatives) and any such consultants, and the cost of any aircraft and any other transportation chartered (the “Chartered Transportation”) in connection with the Road Show, except that the Company and the Underwriters will each pay 50% of the cost of the Chartered Transportation used for such purposes if the Chartered Transportation is used by the Underwriters, (ix) the fees and expenses associated with listing the Offered Securities on the NASDAQ, and (x) all other fees, costs and expenses of the nature referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4 or in Section 6, Section 8 or Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Securities as provided herein on the First Closing Date and, with respect to the Optional Securities, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Securities, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Comfort Letter. On the date hereof, the Representatives shall have received from Marcum, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i) The Company shall have filed the IPO Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii) The Company shall have filed the Market Making Prospectus, subject to the prior approval of Jefferies, in the manner and within the time period required by Rule 424(b) under the Securities Act.

(iii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Prevention or Suspension. No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representatives pursuant to Section 3(i) hereof shall have been issued as of the First Closing Date and each Option Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(d) No Material Adverse Change. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Securities purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representatives, there shall not have occurred any Material Adverse Change.

(e) Opinion of Counsel for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Winston & Strawn LLP, counsel for the Company, dated as of such date, substantially in the form attached hereto as Exhibit A and to such further effect as the Representatives shall reasonably request.

(f) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Securities, in form and substance satisfactory to the Underwriters, dated as of such date, with executed copies for each of the other Underwriters named on the Prospectus cover page.

(g) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer or President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 5(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties, and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(h) Secretary’s Certificate. The Company shall have furnished to the Representatives a certificate signed by the Secretary or Assistant Secretary of the Company, dated the First Closing Date and each Option Closing Date, certifying (i) that the Certificate of Incorporation and the Bylaws are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(i) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Marcum, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 5(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the IPO Prospectus.

(j) Transactional Documents. On or prior to the date hereof, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, each of the Insider Letters from each of the directors, director nominees and executive officers of the Company, the Registration Rights Agreement and the Administrative Services Agreement, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date. With regard to the Insider Letters, if any additional persons shall become executive officers, directors or director nominees of the Company prior to the end of the Lock-up Period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as an executive officer, director and director nominee to execute and deliver to the Representatives an Insider Letter.

(k) Deposit to the Trust Account. The Company shall have delivered one or more sale notices pursuant to those certain Warrant Subscription Agreements (the “Sale Notices”) that require the Sponsors (at least one business day prior to the First Closing Date or the Option Closing Date, as applicable) to have caused the purchase price for the Sponsor Warrants covered by the applicable Sales Notice to be deposited into the Trust Account so that together with the net proceeds for the Firm Securities (including the Deferred Discount), or with respect to the Optional Securities, the net proceeds from the Optional Securities (including the Deferred Discount), the Trust Account would equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the IPO Prospectus. Notwithstanding the foregoing, in no event will the Company deliver any Sales Notice that, together with any previously delivered Sales Notices, would result in the Company receiving proceeds from the sale of the Sponsor Warrants in excess of the sum of: (i) the amount required to satisfy the obligation in the immediately preceding sentence; (ii) the amount of the discount from the public offering price represented by the Purchase Price set forth in the last sentence of Section 2(a) of this Agreement and (iii) the amount of money to be held by the Company outside of the Trust Account, as disclosed in the Registration Statement, the Time of Sale Prospectus and the IPO Prospectus.

(l) Rule 462(b) Registration Statement. In the event that a Rule 462(b) Registration Statement is filed in connection with the Offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(m) Approval of Listing. At the First Closing Date, the Offered Securities shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(n) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Securities, at any time onor prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 10 or Section 11 (other than pursuant to clauses (ii) or (iii) thereof), or if the sale to the Underwriters of the Offered Securities on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the Offering and sale of the Offered Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Effectiveness of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 8. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Securities have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the securities of the Company or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it beingunderstood and agreed that the only such information consists of the information described in Section 8(b) below. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the paragraphs under the caption “Underwriting (Conflict of Interest)” in the Preliminary Prospectus and the IPO Prospectus, and the statements set forth in the paragraphs under the caption “Plan of Distribution” in the Market Making Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 8(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 8(b) above) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) Indemnification of the QIU. Without limitation and in addition to its obligation under the other subsections of this Section 9, the Company agrees to indemnify and hold harmless Deutsche Bank, in its capacity as the QIU, its affiliates, directors, officers, employees, agents and each person, if any, who controls the QIU within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage, liabilities or expense, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121 of the FINRA’s Securities Offering and Trading Standards and Practices Rules) in connection with the Offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

Section 9. Contribution . If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the Offering pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the IPO Prospectus, bear to the aggregate initial public offering price of the Offered Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Securities to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities and the aggregate number of Offered Securities with respect to which such default occurs exceeds 10% of the aggregate number of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the IPO Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Nothing contained in this Agreement shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the purchase of the Firm Securities by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by NASDAQ or trading in securities generally on either NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by either U.S. federal or New York state authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to proceed with the offering or delivery of the Offered Securities in the manner and on the terms described in the Time of Sale Prospectus or the IPO Prospectus; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except thatthe Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4 or Section 6 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Securities pursuant to this Agreement, including the determination of the public offering price of the Offered Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, its creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, directors, employees, agents or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Securities sold hereunder and any termination of this Agreement.

Section 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:	Jefferies LLC 520 Madison Avenue New York, New York 10022 Facsimile: (646) 619-4437

Deutsche Bank Securities Inc. 60 Wall Street, 4th Floor New York, New York 10005 Facsimile: (212) 797-9344 Attention: Equity Capital Markets – Syndicate Desk

with a copy to

Deutsche Bank Securities Inc., 60 Wall Street New York, New York 10005; Attention: General Counsel

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 Facsimile: (650) 470-4570 Attention: Gregg A. Noel and Michael J. Mies

If to the Company:	Landcadia Holdings, Inc. 1510 West Loop South Houston, Texas Facsimile: (713) 386-7070 Attention: Steven L. Scheinthal

with a copy to:	Winston & Strawn LLP 200 Park Avenue New York, New York 10166 Facsimile: (212) 294-4700 Attention: Joel L. Rubinstein and Elliott M. Smith

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Securities as such from any of the Underwriters merely by reason of such purchase.

Section 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 17. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 and Section 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

LANDCADIA HOLDINGS, INC.

By:	/s/ Nicholas Daraviras
Name: Nicholas Daraviras Title: Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES LLC

DEUTSCHE BANK SECURITIES INC.

Acting individually and as Representatives

of the several Underwriters named in

the attached Schedule A.

JEFFERIES LLC

By:	/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
Name: Francis Windels
Title: Managing Director

By:	/s/ Eric Hackel
Name: Eric Hackel
Title: Managing Director

[Signature page to Underwriting Agreement]

Schedule A

Underwriters	Number of Firm Securities to be Purchased
Jefferies LLC	10,625,000
Deutsche Bank Securities Inc.	13,125,000
Ladenburg Thalmann & Co. Inc.	1,250,000

Total	25,000,000

Schedule B

TIME OF DELIVERY INFORMATION

Landcadia Holdings, Inc. priced 25,000,000 units at $10.00 per unit plus an additional 3,750,000 units if the underwriters exercise their over-allotment option in full.

The underwriting discounts and commissions shall be $0.55 per Unit, including $0.35 per Unit in the aggregate payable to the Underwriters for deferred underwriting commissions to be placed into the Trust Account and released to the Underwriters upon completion of the initial Business Combination in accordance with the Trust Agreement.

The amounts in the Trust Account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to the Offering may be obtained from Jefferies LLC, 520 Madison Avenue, New York, New York 10022 or Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor New York, New York 10005.

Schedule C

Permitted Section 5(d) Communications

●	Pre-Marketing Presentation dated April 2016

Exhibit A

Form of Opinion of Company Counsel

The final opinion in draft form should be attached as Exhibit A at the time this Agreement is executed.

Opinion of counsel for the Company to be delivered pursuant to Section 5(e) of the Underwriting Agreement.

References to the “Prospectus” in this Exhibit A include any amendments and supplements thereto at the Closing Date.

References to the “Transaction Agreements” in this Exhibit A include the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, the Registration Rights Agreement, the Insider Letters, the Administrative Services Agreement, the Second Amended and Restated Promissory Note, dated May 17, 2016, by and between the Company and Leucadia National Corporation, the Amended and Restated Promissory Note, dated April 27, 2016, by and between the Company and Fertitta Entertainment, Inc. and the Underwriting Agreement.

(i) The Company is a corporation duly incorporated under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Transaction Agreements.

(ii) The Company is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in the State of [____________]1.

(iii) Each of the Transaction Agreements has been duly authorized, executed and delivered by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”) and duly executed and delivered by the Company under the laws of the State of New York to the extent that such execution and delivery are governed by the laws of the State of New York.

(iv) Each of the Trust Agreement, the Warrant Agreement, the Founders’ Purchase Agreements, the Warrant Subscription Agreements, the Registration Rights Agreement, the Insider Letters and the Administrative Services Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the States of New York or Delaware, as applicable.

(v) The Company has authority to issue 200,000,000 shares of Class A Common Stock, par value $0.0001 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share, and such authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Preliminary Prospectus and the Prospectus.

[1]	Note to draft: To be updated with the jurisdiction of the principal place of business.

(vi) The Founder Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and were validly issued, and are fully paid and nonassessable, and were issued free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation, or the Bylaws.

(vii) The Sponsor Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Sponsor Warrants are issued in accordance with the Warrant Agreement and delivered to and paid for by the Sponsors in accordance with the terms of the Warrant Subscription Agreements, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

(viii) Each Unit has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when such Units are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(ix) The Class A Common Stock included in the Units has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when such Class A Common Stock is delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation, the Bylaws or any Transaction Agreement.

(x) Each Warrant included in the Units has been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued in accordance with the Warrant Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(xi) The shares of Class A Common Stock initially issuable upon exercise of the Warrants pursuant to the Warrant Agreement have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and delivered against payment therefor upon the due exercise of the Warrants, in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation, the Bylaws or any Transaction Agreement. The resolutions or written consent of the Board of Directors of the Company approving the issuance of the Warrants state that the Company has reserved the shares of Class A Common Stock initially issuable upon exercise of the Warrants for issuance.

(xii) The shares of Class A Common Stock initially issuable upon exercise of the Sponsor Warrants pursuant to the Warrant Agreements have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and when issued and delivered against payment therefor upon the due exercise of the Sponsor Warrants, in accordance with the provisions thereof, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the DGCL, the Certificate of Incorporation, the Bylaws or any Transaction Agreement. The resolutions or written consent of the Board of Directors of the Company approving the issuance of the Sponsor Warrants state that the Company has reserved the shares of Class A Common Stock initially issuable upon exercise of the Sponsor Warrants for issuance.

(xiii) The Registration Statement has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(xiv) Based on written advice from the NASDAQ, the Securities have been approved for listing on the NASDAQ.

(xv) The statements (i) in the Time of Sale Prospectus under the captions “Description of Securities,” “Proposed Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “U.S. Federal Income Tax Considerations” and “Proposed Business— Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” in each case insofar as such statements purport to describe certain provisions of documents, instruments, agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate in all material respects.

(xvi) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(xvii) To the knowledge of such counsel, there are no agreements or other documents or instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement, Preliminary Prospectus or the Prospectus other than those described or referred to therein or filed as exhibits thereto; and the descriptions thereof and references thereto are accurate in all material respects.

(xviii) To such counsel’s knowledge, there are no persons with registration or other similar rights to have any debt or equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement, except for such rights as have been duly waived.

(xix) No stockholder of the Company or any other person has any preemptive right, right of first refusal or similar right to subscribe for or purchase securities of the Company arising (i) by operation of the Certificate of Incorporation or the Bylaws or the DGCL or (ii) to the knowledge of such counsel, otherwise.

(xx) The execution and delivery of the Underwriting Agreement by the Company, the performance by the Company of its obligations thereunder and the issuance and sale of the Offered Shares: (i) will not result in any violation of the provisions of the charter or by-laws of the Company; (ii) will not result in any violation of any federal or state law, rule or regulation or, to the knowledge of such counsel, any order or decree of any court or governmental authority applicable to the Company; or (ii) will not require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case under any federal or state statute, rule or regulation applicable to the Company that have not been obtained or made.

(xxi) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the execution and delivery by the Company of the Transaction Agreements or the consummation of the transactions contemplated thereby by the Transaction Agreements, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or applicable state securities or blue sky laws.

(xxii) The Company is not, and after receipt of payment for the Offered Securities will not be, an “investment company” within the meaning of Investment Company Act.

(xxiii) The Company will not, upon delivery and payment for the Units on the date hereof, be subject to Rule 419 under the Securities Act and none of the Company’s outstanding securities will be deemed on the date hereof to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

Such counsel shall also state that in the opinion of such counsel, the Registration Statement, the Preliminary Prospectus and the Prospectus (except for the financial statements and financial schedules and other financial data, and the statistical data derived therefrom, included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and that nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the Time of Sale Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (3) the Prospectus, as of its date or as amended or supplemented, if applicable, as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case exclusive of the financial statements and financial statement schedules and other financial data, and the statistical data derived therefrom, as to which such counsel need not express any belief.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the DGCL, the New York Business Corporation Law or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the applicable Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

Exhibit B

Form of Press Release

Landcadia Holdings, Inc.

[Date]

Landcadia Holdings, Inc. (the “Company”) announced today that Jefferies LLC and Deutsche Bank Securities Inc., the book-running managers and underwriters in the Company’s recent public sale of Units, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s [Class A Common Stock] [Warrants] [Units] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [Date], and the securities may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.